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                                                                   Exhibit 10.22

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "Agreement") is dated as of June 28, 2000, by and among American Homestar Corporation, a Texas corporation ("Seller"), XXI Holding Co. Inc., a Delaware corporation ("Buyer") and 21st Century Mortgage Corporation, a Delaware corporation (the "Company").

                        --------------------------------

         Buyer desires to purchase from Seller and Seller desires to sell to Buyer 2,500,000 shares of the common stock (the "Shares") of the Company, which shares constitute 50% of the issued and outstanding shares of capital stock of the Company, upon the terms and subject to the conditions hereinafter set forth.

         Accordingly, intending to be legally bound, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                    PURCHASE AND SALE OF THE SHARES; CLOSING

         1.1 Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, Seller hereby agrees to sell, transfer and deliver to Buyer, and Buyer hereby agrees to purchase from Seller, the Shares for an aggregate purchase price of Six Million Three Hundred Thousand Dollars ($6,300,000) (the "Purchase Price").

         1.2 Payment of Purchase Price. The Purchase Price shall be paid in cash at Closing (as defined below).

         1.3 Closing. The closing of the transaction contemplated hereby (the "Closing") shall occur on the date hereof, at the offices of Buyer or at such other time and location as determined by the parties. At Closing, Seller shall deliver to Buyer all certificates representing the Shares, properly endorsed to Buyer.

                                  ARTICLE II.
                            OTHER CLOSING DELIVERIES

         2.1 Other Closing Deliveries. As a condition to the Closing, at the Closing, the parties shall deliver, or cause to be delivered, to each other, the following:

                  (a) Seller and the Company shall enter into a Limited Liability Company Agreement, in the form of which is attached hereto as Exhibit A, and Seller shall make a $2,400,000 capital contribution to the LLC (as defined below) in cash from the proceeds of the sale of the Shares, and the Company shall make a $2,400,000 capital contribution to the LLC in cash.


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                  (b) The Company and Homestar 21, LLC (the "LLC") shall execute and deliver the June 2000 Revenue Sharing Agreement, in the form attached hereto as Exhibit B.

                  (c) The Seller and the Company shall execute and deliver the Manufactured Home Dealer Agreement of even date herewith, in the form attached hereto as Exhibit C.

                  (d) Seller shall deposit with the Company $1,000,000 cash from the proceeds of the sale of Shares as required in Section 4.2 below.

                  (e) The parties to the Security Holders Agreement of the Company, dated as of September 14, 1995 (the "Securityholders Agreement"), shall have executed and delivered to each other an amendment, the form of which is attached hereto as Exhibit D.

                  (f) Seller shall deliver to the Company resignation letters for each director of the Company designated by Seller.

                  (g) The Company will pay to Seller in cash the amounts listed on Exhibit E attached hereto. ---------

                  (h) The Company and Vanderbilt Mortgage and Finance, Inc. shall have executed and delivered the Sales and Servicing Agreement the form of which is attached hereto as Exhibit F. ---------

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

                  (a) Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Seller has all requisite corporate power and authority to enter into this Agreement and the other agreements, documents and instruments described in Article II above (collectively with the Agreement, the "Transaction Documents") and to consummate the transactions contemplated in the Transaction Documents. All corporate acts and other proceedings required to be taken by Seller to authorize the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and properly taken. The Transactions Documents have been duly executed and delivered by Seller and constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated thereby and compliance with the terms thereof will not result in any violation of or default, except for violations or defaults which would not, individually or in the aggregate, have a material adverse effect, under
         (i) any provision of the Certificate of Incorporation or By-laws of Seller, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or agreement to which Seller is a party or (iii) any judgment, order or decree, or statute, law ordinance, rule or regulation applicable to


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         Seller or to the property or assets of Seller. No consent is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of the Transaction Documents or the consummation by Seller of the transactions contemplated thereby, other than (A) compliance with applicable securities laws, (B) those consents previously obtained by Seller, and (C) those consents the failure to obtain which would not, individually or in the aggregate, have a material adverse effect on the business of Seller.

                  (b) The Shares. Seller owns of record and beneficially 2,500,000 Shares of the Company. Seller owns the Shares free and clear of any claims, liens, encumbrances, security interests, options, charges or restrictions whatsoever except as set forth in the Securityholders Agreement ("Encumbrances").

                  (c) Litigation. To Seller's knowledge and belief, as of the date of this Agreement, there are no lawsuits, claims, proceedings or investigations pending or threatened by or against or affecting Seller's or any of its properties, assets, operations or business, including the Shares, that do or would have a material effect on Seller's operations.

         3.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

                  (a) Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby. All corporate acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and properly taken. The Transaction Documents have been duly executed and delivered by Buyer and constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated thereby and compliance with the terms thereof will not result in any violation of or default, except for violations or defaults which would not, individually or in the aggregate, have a material adverse effect, under (i) any provision of the Certificate of Incorporation or By-laws of Buyer, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or agreement to which Buyer is a party or (iii) any judgment, order or decree, or statute, law ordinance, rule or regulation applicable to Buyer or to the property or assets of Buyer. No consent is required to be obtained or made by or with respect to Buyer in connection with the execution and delivery of the Transaction Documents or the consummation by Buyer of the transactions contemplated thereby, other than (A) compliance with applicable securities laws, (B) those consents previously obtained by Buyer, and (C) those consents the failure to obtain which would not, individually or in the aggregate, have a material adverse effect on the business of Buyer.

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                  (b) To Buyer's knowledge and belief, as of the date of this
         Agreement, there are no lawsuits, claims, proceedings or investigations pending or threatened by or against or affecting Buyer or any of its properties, assets, operations or business, including the Shares, that do or would have a material effect on Buyer's operations.

                  (c) If Buyer or the Company or any shareholder of either the Buyer or the Company, within 180 days of the Closing, sells or agrees to sell any shares of the Company at a price greater than $2.52 per share, Buyer will promptly thereafter pay to Seller an amount equal to the product of the difference between such share sales price and $2.52 multiplied by 2,500,000.

                  (d) To Buyer's knowledge and belief, as of the date of this Agreement, there is no material information relating to the Company or its prospects that has not been disclosed to or is not otherwise known to Seller (including, without limitation, any possible investments, joint ventures or similar transactions by the Company).

         3.3 Representations and Warranties of the Company. The Company hereby represents and warrants to Seller as follows:

                  (a) Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby. All corporate acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and properly taken. The Transaction Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated thereby and compliance with the terms hereof will not result in any violation of or default, except for violations or defaults which would not, individually or in the aggregate, have a material adverse effect, under (i) any provision of the Certificate of Incorporation or By-laws of the Company, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or agreement to which the Company is a party or (iii) any judgment, order or decree, or statute, law ordinance, rule or regulation applicable to the Company or to the property or assets of the Company. No consent is required to be obtained or made by or with respect to the Company in connection with the execution and delivery of the Transaction Documents or the consummation by the Company of the transactions contemplated thereby, other than (A) compliance with applicable securities laws, (B) those consents previously obtained by the Company, and (C) those consents the failure to obtain which would not, individually or in the aggregate, have a material adverse effect on the business of the Company.

                  (b) To the Company's knowledge and belief, as of the date of this Agreement, there are no lawsuits, claims, proceedings or investigations pending or threatened by or


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         against or affecting the Company or any of its properties, assets, operations or business that do or would have a material effect on the Company's operations.

                  (c) To the Company's knowledge and belief, as of the date of this Agreement, there is no material information relating to the Company or its prospects that has not been disclosed to or is not otherwise known to Seller (including, without limitation, any possible investments, joint ventures or similar transactions by the Company).

                                  ARTICLE IV.
                                OTHER AGREEMENTS

         4.1 From time to time, as and when requested by any party hereto, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as may reasonably be necessary or desirable to consummate the transactions contemplated by this Agreement

         4.2 Required Guaranty Deposit for the Obligation of Seller Under the 1995 Dealer Agreement.

                  (a) Notwithstanding anything herein or any other agreement or document by and between Seller and the Company, the agreements between the parties relating to the sale, handling and financing of repossessions under the Manufactured Home Dealer Agreement, dated November 21, 1995, and all subsequent amendments thereto, by and between the Company and Seller shall be exclusively as provided in Exhibit G attached hereto.

                  (b) In order to establish a short term credit facility (hereinafter the "Repo Line") to be used by the Company and Seller to meet their obligations to payoff repossessions of Contracts (as that term is defined in Exhibit G hereto) sold to Investors (as that term is defined in Exhibit G hereto), Seller will deposit with the Company $1,000,000 in cash from the proceeds of the sale of the Shares. The Company shall hold the deposit in an interest bearing account for the benefit of Seller and may pledge the deposit as required by any financial institution, including the Company that provides the Repo Line.

         Until the later of August 31, 2000, or until such time as the Company can secure a bank line, the Repo Line provided by the Company shall be in the amount of $2,000,000, utilizing the $1,000,000 Seller deposit as collateral. The Company shall attempt to secure a bank line in the amount of $2,000,000 utilizing the $1,000,000 Seller deposit as collateral.

         4.3 Until August 1, 2001, as long as Associates Housing Finance, LLC ("AHF") continues to conduct business with the Company in a manner substantially consistent with its conduct and practices prior to the Closing, the Company will continue to operate with AHF as the Company did prior to the Closing. In the event AHF changes its conduct and practices with the Company in such a manner that has a material adverse impact on the Company, the Company will notify Seller of such changes, and 20 days after giving such notice if AHF and the Company



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have not resolved the change that caused the material adverse impact or, if after working with AHF, Seller has not reasonably resolved the change that caused the material adverse impact or agreed to mitigate such material adverse impact, the Company may exercise all the options available to it in the agreement between AHF and the Company.

                                   ARTICLE V.
                                 INDEMNIFICATION

         5.1 Indemnification by Seller. Seller hereby agrees to indemnify Buyer and its affiliates and their respective officers, directors and shareholders against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) (a "Loss") suffered or incurred by any such indemnified party as a consequence of any inaccuracy or breach of, or nonfulfillment of, any representation, warranty, agreement or covenant of Seller under this Agreement or any exhibit, certificate, document or instrument required to be delivered pursuant hereto.

         5.2 Indemnification by Buyer. Buyer hereby agrees to indemnify Seller and its affiliates and their respective officers, directors and shareholders against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) (a "Loss") suffered or incurred by any such indemnified party as a consequence of any inaccuracy or breach of, or nonfulfillment of, any representation, warranty, agreement or covenant of Buyer under this Agreement or any exhibit, certificate, document or instrument required to be delivered pursuant hereto.

                                  ARTICLE VI.
                                  MISCELLANEOUS

         6.1 Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by Buyer or Seller without the prior written consent of the other party hereto. This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the successors and permitted assigns of the respective parties hereto.

         6.2 No Third-Party Beneficiaries. Except as otherwise specifically provided in this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

         6.3 Survival of Representations. The representations, warranties and indemnities in this Agreement shall survive the Closing and shall remain enforceable to the extent provided herein for a period of one year unless written notice of a breach of a representation or warranty or a claim for indemnification is received by any party to this Agreement prior to the end of such one year period, in which event the indemnification responsibility for such claim shall survive until settled or finally determined. The one year limitation in this Section shall not apply to Section 4.2 of this Agreement.

         6.4 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses,


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except as may otherwise be expressly provided in this Agreement. Any costs of litigation required to enforce this Agreement will be borne by the losing party.

         6.5 Amendments. No amendment to or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.

         6.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally; (b) on the date of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (c) on the date after delivery to a reputable nationally recognized overnight courier service or (d) three days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Buyer or the Company:

                  XXI Holding Co., Inc.
                  Suite 500, 607 Market Street
                  Knoxville, TN 37902
                  ATTN:  Tim Williams

                  with copies to:

                  CMH Capital, Inc.
                  5000 Clayton Road
                  Maryville, Tennessee 37804
                  ATTN:  Kevin Clayton

                  and

                  James W. Parris, Esq.
                  Bernstein, Stair & McAdams
                  Suite 600, 530 S. Gay Street
                  Knoxville, Tennessee 37902

                  If to Seller:

                  American Homestar Corporation
                  2450 South Shore Boulevard, Suite 300
                  League City, TX 77573
                  Attention:   Executive Vice President and
                               Chief Financial Officer
                  and
                  American Homestar Corporation
                  2221 E. Lamar Blvd., Suite 790
                  Arlington, TX  76006
                  Attention:  Chief Executive Officer


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                  with a copy to:

                  Richard F. Dahlson, Esq.
                  Jackson  Walker L.L.P.
                  Suite 6000, 901 Main Street
                  Dallas, TX 75202

Such addresses may be changed from time to time by means of a notice given in the manner provided in this Section (provided that no such notice shall be effective until it is received by the other parties hereto).

         6.7 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         6.8 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties acknowledge and agree that (i) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it, and (iii) the terms and provisions of this Agreement shall be constructed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

         6.9 Waiver. Waiver of any term or condition of this Agreement by any party shall be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term of this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         6.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

         6.11 Entire Agreement. This Agreement, including the Exhibits hereto, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and understandings, oral or written, relating to such subject matter.

         6.12 Public Disclosure of Terms. Buyer and Seller will mutually agree on a press release announcing this transaction. Thereafter, disclosures will be made as required by law.

         6.13 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth above.



                          AMERICAN HOMESTAR CORPORATION

                          By: /s/ LAURENCE A. DAWSON JR.
                             ---------------------------------------------------
                          Title:  President


                          XXI HOLDING CO., INC.

                          By: /s/ TIM WILLIAMS
                             ---------------------------------------------------
                          Title:  President


                          21st CENTURY MORTGAGE CORPORATION

                          By: /s/ TIM WILLIAMS
                             ---------------------------------------------------
                          Title:  President



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                                LIST OF EXHIBITS


Exhibit A - Limited Liability Company Agreement

Exhibit B - Revenue Sharing Agreement

Exhibit C - June 2000 Manufactured Home Dealer Agreement

Exhibit D - Amendment to Securityholders Agreement

Exhibit E - Settlement Statement

         Schedule 1 - List of Unpaid obligations of Buyer to Seller

         Schedule 2 - List of Repossessions to be Placed on Repo Line

         Schedule 3 - List of Unpaid Obligations of Seller to Buyer

Exhibit F - Sales and Servicing Agreement

Exhibit G - 1995 Dealer Agreement Repossession Procedures



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                                    EXHIBIT E


                              SETTLEMENT STATEMENT
                                     FOR THE
          PURCHASE OF 2,500,000 SHARES OF COMMON STOCK OF 21ST CENTURY
                              MORTGAGE CORPORATION
                                      FROM
                          AMERICAN HOMESTAR CORPORATION
                                       By
                              XXI HOLDING CO., INC.




Purchase Price due Seller                                        $ 6,300,000.00
ADJUSTMENTS:

Deduct from Proceeds Due Seller -
         Investment in Homestar 21 JV, LLC                        (2,400,000.00)
         Guaranty Deposit to 21st Century Mortgage
         Corporation in accordance with Section 4.2(b)            (1,000,000.00)

NET PROCEEDS DUE AMERICAN HOMESTAR CORPORATION                    $2,900,000.00


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